Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint MARLIN L. MOSBY, III, JAMES F. KEEN, CLYDE A. BILLINGS, JR., and MILTON A. GUTELIUS, JR., jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1934, by First Horizon National Corporation (“Corporation”) and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ J. Kenneth Glass	Chairman of the Board, President and	January 16, 2007
J. Kenneth Glass	Chief Executive Officer and a Director
(principal executive officer)

Executive Vice President and Chief
Marlin L. Mosby, III	Financial Officer (principal financial officer)

Executive Vice President and Corporate
James F. Keen	Controller (principal accounting officer)

/s/ Robert C. Blattberg	Director	January 16, 2007
Robert C. Blattberg

/s/ Simon F. Cooper	Director	January 16, 2007
Simon F. Cooper

/s/ James A. Haslam III	Director	January 16, 2007
James A. Haslam, III

/s/ R. Brad Martin	Director	January 16, 2007
R. Brad Martin

/s/ Vicki R. Palmer	Director	January 16, 2007
Vicki R. Palmer

/s/ Colin V. Reed	Director	January 16, 2007
Colin V. Reed

/s/ Michael D. Rose	Director	January 16, 2007
Michael D. Rose

/s/ Mary F. Sammons	Director	January 16, 2007
Mary F. Sammons

/s/ William B. Sansom	Director	January 16, 2007
William B. Sansom

/s/ Luke Yancy III	Director	January 16, 2007
Luke Yancy III